Exhibit 99.1

China XD Plastics Company Limited Announces Departure of Independent Director

HARBIN, China, January 2, 2020 /PRNewswire/ -- China XD Plastics Company Limited (NASDAQ: CXDC) ("China XD Plastics" or the "Company"), one of China's leading specialty chemical players engaged in the development, manufacture and sale of modified plastics primarily for automotive applications, today announced that Xin Li, one of the Company's independent directors and the chairman of its Audit Committee, tendered his resignation from the board of directors on January 1, 2020 for personal reason. Upon Mr. Xin Li’s resignation, he also ceased to be a member of each of the Audit Committee and Nominating Committee of the Company. Feng Li, one of the Company’s independent directors and the chairman of the Compensation Committee also tendered his resignation on January 1, 2020 for personal reason. Upon Mr. Feng Li’s resignation, he ceased to be a member of each of the Company’s Audit Committee, Compensation Committee, and Nominating Committee. On the same day, Qingwei Ma, one of the Company’s executive directors, tendered his resignation from the board of directors. On January 2, the Company’s Board of Directors (the “Board”) appointed Huiyi Chen and Guanbao Huang to serve as directors of the Company. The Board appointed Mr. Chen as a member and the chairman of the Audit Committee and a member of the Nominating Committee of the Board. The Board also appointed Mr. Huang as a member and the chairman of the Compensation Committee and a member of the Audit Committee of the Board.

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiaries, develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of 29 automobile brands manufactured in China, including without limitation, AUDI, Mercedes Benz, BMW, Toyota, Buick, Chevrolet, Mazda, Volvo, Ford, Citroen, Jinbei and VW Passat, Golf, Jetta, etc. The Company's wholly-owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of December 31, 2017, 444 of the Company's products have been certified for use by one or more of the automobile manufacturers in China. For more information, please visit the Company's English website at http://www.chinaxd.net, and the Chinese website at http://www.xdholding.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's growth potential in international markets; the effectiveness and profitability of the Company's product diversification strategy; the impact of the Company's product mix shift to more advanced products and related pricing policies; the effectiveness, profitability, and the marketability of its the ongoing mix shift to more advanced products; and the prospect of the Company's Southwest China facility, and its penetration into Southwest China. These forward-looking statements can be identified by terminology such as "will," "expect," "project," "anticipate," "forecast," "plan," "believe," "estimate" and similar statements. Forward-looking statements involve inherent risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the global economic uncertainty could further impair the automotive industry and limit demand for our products; fluctuations in automotive sales and production could have a material adverse effect on our results of operations and liquidity; our financial performance may be affected by the prospect of our Dubai facility and the associated expansion into Middle East, Europe and other parts of Asia; the withdrawal of preferential government policies and the tightening control over the Chinese automotive industry and automobile purchase restrictions imposed in certain major cities may limit market demand for our products; the slowing of Chinese automotive industry's growth; the concentration of our distributors, customers and suppliers; and other risks detailed in the Company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts:

China XD Plastics Mr. Taylor Zhang, CFO (New York) Phone: +1 (212) 747-1118 Email: cxdc@chinaxd.net

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